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                                                                   Exhibit 7



                 Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-42479) pertaining to the Lincoln Life Flexible Premium Variable Life Separate Account M, and to the use therein of our reports dated (a) February 1, 1999, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 26, 1999, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account M.



                                                /s/ Ernst & Young LLP
                                                --------------------------
                                                Ernst & Young LLP

Fort Wayne, Indiana
April 14, 1999